UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2007, Penn Virginia Resource Partners, L.P. (“PVR”), Penn Virginia Operating Co., LLC (the “Operating Company”) and the Operating Company’s subsidiaries (the “Loan Parties”) entered into an amendment (the “Note Amendment”) to the Note Purchase Agreements dated as of March 27, 2003 and Parent Guaranty dated as of March 27, 2003 among the Operating Company, PVR and each of the institutions party thereto, as amended (the “Note Purchase Agreements”) under which the Operating Company currently has issued $90 million of its 6.02% senior notes which are due on March 27, 2013.

The Note Amendment amended the Note Purchase Agreements to, among other things, permit PVR, or one of its subsidiaries, to engage in the business of harvesting and managing timberlands.

A copy of the Note Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Note Amendment herein is qualified by reference to the text of Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment dated as of September 19, 2007 to Note Purchase Agreements dated as of March 27, 2003 and Parent Guaranty dated as of March 27, 2003 by and among Penn Virginia Operating Co., LLC, Penn Virginia Resource Partners, L.P. and each of the institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2007

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment dated as of September 19, 2007 to Note Purchase Agreements dated as of March 27, 2003 and Parent Guaranty dated as of March 27, 2003 by and among Penn Virginia Operating Co., LLC, Penn Virginia Resource Partners, L.P. and each of the institutions party thereto.